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                                                                    EXHIBIT 23.4

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the reference to our firm under the caption "Experts" in the
Registration Statement (Form S-3 No. 333-     ) and related Prospectus of
Premier Parks Inc. for the registration of 41,220 shares of its common stock and to the incorporation by reference of our report dated February 16, 1996 with respect to the financial statements of Elitch Gardens Company included in Premier Parks Inc.'s. Registration Statement on Form S-2 (Registration No. 333-16573).

                                          Ernst & Young LLP

Denver, Colorado
February 10, 1997